OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP
                                505 PARK AVENUE
                            NEW YORK, NEW YORK 10022
                           TELEPHONE: (212) 753-7200


                                                     January 25, 2000






Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549

                  Re:      NYFIX, Inc.-
                           Registration Statement on Form S-3

Ladies and Gentlemen:

                  Reference is made to the Registration Statement on Form S-3 dated December 30, 1999 (the "Registration Statement"), filed with the Securities and Exchange Commission by NYFIX, Inc., a New York corporation (the "Company"). The Registration Statement relates to an aggregate of 1,312,500 shares (the "Shares") of common stock, par value $.001 per share (the "Common Stock"), which were previously issued by the Company to the selling stockholders named in the Registration Statement.

                  We advise you that we have examined, among other things, originals or copies certified or otherwise identified to our satisfaction of the Certificate of Incorporation and By-laws of the Company, minutes of meetings of the Board of Directors and stockholders of the Company and such other documents, instruments and certificates of officers and representatives of the Company and public officials, and we have made such examination of the law, as we have deemed appropriate as the basis for the opinion hereinafter expressed. In making such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of documents submitted to us as certified or photostatic copies.

Securities and Exchange Commission
January 25, 2000
Page -2-

                  Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

                  We hereby consent to use of this opinion in the Registration Statement and Prospectus, and to the use of our name in the Prospectus under the caption "Legal Matters".

                  We advise you that members of this firm own shares of Common Stock.


                               Very truly yours,


                              /S/ OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP
                              --------------------------------------------------
                                  OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP